UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2013 (November 27, 2013)

THE SERVICEMASTER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-14762	36-3858106
(State or other Jurisdiction	(Commission File Number)	(I.R.S Employer
of Incorporation)		Identification Number)

860 Ridge Lake Boulevard, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 597-1400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 27, 2013, The ServiceMaster Company (“ServiceMaster” or “we”) entered into Amendment No. 3 (the “2013 Revolver Amendment”) to the syndicated revolving credit agreement (the “Credit Agreement”) governing its revolving credit facility, which facility provides for senior secured revolving loans and stand-by and other letters of credit.  Under the Credit Agreement, ServiceMaster currently has approximately $324.2 million of available borrowing capacity through July 24, 2014 and approximately $265.2 million of available borrowing capacity from July 25, 2014 through January 31, 2017.

As previously reported in ServiceMaster’s Form 10-Q for the quarterly period ended September 30, 2013, filed with the SEC on November 14, 2013, ServiceMaster Global Holdings, Inc., the indirect parent corporation of ServiceMaster, is planning a transaction (the “Transaction”) to spin off our TruGreen business through a tax-free, pro rata dividend to the stockholders of ServiceMaster Global Holdings, Inc., with a target effective date of December 31, 2013.  Concurrently with the completion of the Transaction, it is expected that ServiceMaster’s subsidiary, TruGreen Limited Partnership, will enter into a revolving credit facility (the “TruGreen Revolving Facility”) providing for revolving loans and stand-by and other letters of credit with certain lenders who are also lenders under the Credit Agreement.

Pursuant to the 2013 Revolver Amendment, upon the TruGreen Revolving Facility becoming effective, immediately after the completion of the Transaction, the commitments of certain lenders under the Credit Agreement will be reduced by an amount equal to their commitments under the TruGreen Revolving Facility.  Following such commitment reduction, it is expected that we will have not more than approximately $254.2 million of available borrowing capacity through July 24, 2014 and not more than approximately $195.2 million of available borrowing capacity from July 25, 2014 through January 31, 2017.  We will continue to have access to letters of credit of up to $75 million through January 31, 2017.  The 2013 Revolver Amendment also increases the size of the miscellaneous restricted payments basket and makes certain other changes to the Credit Agreement.  ServiceMaster will file the 2013 Revolver Amendment no later than as an exhibit to our Annual Report on Form 10-K for the year ending December 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2013	THE SERVICEMASTER COMPANY

	By:	/s/ Alan J. M. Haughie
Alan J. M. Haughie
Senior Vice President and Chief Financial Officer